PACES WEST

ATLANTA, GEORGIA

OFFICE LEASE AGREEMENT

BETWEEN

EOP-PACES LIMITED PARTNERSHIP, a Delaware limited partnership

("LANDLORD")

AND

THE SUMMIT NATIONAL BANK, a national banking association

("TENANT")

TABLE OF CONTENTS
I.	Basic Lease Information.	1
II.	Lease Grant.	2
III.	Possession.	3
IV.	Rent.	3
V.	Compliance with Laws; Use	6
VI.	Security Deposit	6
VII.	Services to be Furnished by Landlord	7
VIII.	Leasehold Improvements	7
IX.	Repairs and Alterations	8
X.	Use of Electrical Services by Tenant	9
XI.	Entry by Landlord	9
XII.	Assignment and Subletting	10
XIII.	Liens.	12
XIV.	Indemnity and Waiver of Claims	12
XV.	Insurance	12
XVI.	Subrogation	13
XVII.	Casualty Damage	13
XVIII.	Condemnation.	14
XXIV.	Events of Default	14
XX.	Remedies	15
XXI.	Limitation of Liability	16
XXII.	No Waiver.	16
XXIII.	Quiet Enjoyment	16
XXIV.	Relocation	16
XXV.	Holding Over	16
XXVI.	Subordination to Mortgages; Estoppel Certificate	17
XXVII.	Attorneys' Fees	17
XXVIII.	Notice.	18
XXIX.	Excepted Rights	18
XXX.	Surrender of Premises	18
XXXI.	Miscellaneous.	18
XXXII.	Entire Agreement	20

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 18th day of __April____, 2002, by and between EOP-PACES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and THE SUMMIT NATIONAL BANK, a national banking association ("Tenant").

I.	Basic Lease Information.

A.	"Building" shall mean the building complex located at 2727 Paces Ferry Road, N.W., Atlanta, Georgia, which is comprised of One Paces West and Two Paces West, commonly known as Paces West.

B.	"Rentable Square Footage of the Building" is deemed to be 646,471 square feet.

C.

"Premises" shall mean the area shown on Exhibit A to this Lease. The Premises are known as suite number 150 and are located on the 1st floor of One Paces West, comprising a part of the Building. The "Rentable Square Footage of the Premises" is deemed to be 5,266 square feet. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

D.	"Base Rent":

Period	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
(07/01/02) -- (06/30/03)	$21.25	$111,902.52	$9,325.21
(07/01/03) -- (06/30/04)	$21.89	$115,272.72	$9,606.06
(07/01/04) -- (06/30/05)	$22.55	$118,748.28	$9,895.69
(07/01/05) -- (06/30/06)	$23.23	$122,329.20	$10,194.10
(07/01/06) -- (06/30/07)	$23.93	$126,015.36	$10,501.28

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant executes and delivers this Lease to Landlord on or before May 1, 2002 and Tenant is not in default under this Lease or the Existing Lease (as defined in Section III.A. of this Lease), Tenant shall be entitled to a partial abatement of Base Rent in the amount of $877.67 per month for 2 consecutive full calendar months of the Term, beginning with the first full calendar month of the Term (the "Base Rent Abatement Period"). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $1,755.34 (the "Abated Base Rent"). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

E.	"Tenant's Pro Rata Share": 0.8146%.

F.	"Base Year" for Taxes: 2002; "Base Year" for Expenses: 2002.

G.

"Term": A period of sixty (60) months. The Term shall commence on July 1, 2002 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on June 30, 2007 (the "Termination Date").

H.	Tenant allowance: None.

I.	"Security Deposit": None.

J.	"Guarantor(s)": None.

K.	"Broker": Baker Dennard Co.

L.

"Permitted Use": The operation of a full service banking institution and the operation of an ATM machine, or any general office use not in conflict with any exclusive rights granted to another tenant in the Building.

The Premises may not be used for the purpose of selling to the public magazines, newspapers, greeting cards, health and beauty supplies, candy, gum, cigarettes or mints.

M.	"Notice Addresses":

Tenant:

Prior to, on and after the Commencement Date, day-to-day notices of an operational nature shall only be sent to the Tenant at the Premises and all other notices shall be sent as follows:

Summit National Bank
4360 Chamblee -- Dunwoody Road
Suite 300
Atlanta, Georgia 30341
Attention: Gary McClung
Phone: (770) 454-0400
Fax: (770) 458-7818

Landlord:	With a copy to:

EOP-PACES LIMITED PARTNERSHIP c/o Equity Office Properties Trust 2727 Paces Ferry Road, N.W. Suite #1-125 Atlanta, Georgia 30339 Attention: Building Manager	Equity Office Properties Two North Riverside Plaza Suite 2100 Chicago, Illinois 60606 Attention: Regional Counsel - Atlanta

Rent (defined in Section IV.A) is payable to the order of Equity Office Properties at the following address: EQUITY OFFICE PROPERTIES, Post Office Box 281080, Atlanta, Georgia 30384-1080.

N.

"Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

O.	"Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as Exhibit D.

P.	"Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

Q.	"Normal Business Hours" for the Building are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

R.

"Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the Building garage and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

II. Lease Grant.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

III. Possession.
A.

Tenant currently is in possession of the Premises, as tenant, pursuant to the terms of the Existing Lease (as defined in Section VIII of Exhibit E of this Lease), which Existing Lease by its terms, is scheduled to expire as of the day immediately preceding the Commencement Date of this Lease.

B.

Subject to Landlord's obligation, if any, to perform Landlord Work and Landlord's obligations under Section IX.B., the Premises are accepted by Tenant in "as is" condition and configuration. Tenant is in possession of the Premises, and Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Building.

C.	Intentionally Omitted.

IV. Rent.
A.

Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Tax Excess (defined in Section IV.B.) or Expense Excess (defined in Section IV.B.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

B.

Expense Excess and Tax Excess. Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Expenses (defined in Section IV.C.) for each calendar year during the Term exceed Expenses for the Base Year (the "Expense Excess") and also the amount, if any, by which Taxes (defined in Section IV.D.) for each calendar year during the Term exceed Taxes for the Base Year (the "Tax Excess"). If Expenses and/or Taxes in any calendar year decrease below the amount of Expenses and/or Taxes for the Base Year, Tenant's Pro Rata Share of Expenses and/or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Expense Excess and one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Tax Excess. If Landlord determines that its good faith estimate of the Expense Excess or of the Tax Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or of the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess and/or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess and/or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess and/or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and/or Taxes, any underpayment for the prior calendar year.

C.

Expenses Defined. "Expenses" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property, including, but not limited to:

	1.	Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans.

2.

Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

	3.	The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.

4.

Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

5.

Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Property; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

6.

The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 5 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement.

If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases. If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Expenses based on increases over a "Base Year" and Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Building.

D.

Taxes Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Building and/or Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

E.

Audit Rights. Tenant may, within 90 days after receiving Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V. Compliance with Laws; Use.

The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) and other Laws with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

VI. Security Deposit.

The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of any Tax Excess and Expense Excess for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

VII. Services to be Furnished by Landlord.
A.

Landlord agrees to furnish Tenant with the following services: (1) Water service for use in the lavatories on each floor on which the Premises are located; (2) Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the standard charge for the additional service as reasonably determined by Landlord from time to time (as of the date hereof, Landlord's current charge for after hours HVAC Service is $40.00 per hour and is subject to change from time to time); (3) Maintenance and repair of the Property as described in Section IX.B.; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

B.

Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment.

VIII. Leasehold Improvements.

Except for the items set forth on Exhibit F (Partial List of Tenant's Property) attached hereto, all improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. The items set forth on Exhibit F and any unattached movable equipment or furniture, trade fixtures or other personalty of Tenant shall be considered Tenant's Property (as defined in Article XV) and shall be owned and insured by Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables, but in no event shall any such holdover in the Premises constitute or create a tenancy-at-will under existing applicable law. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

IX. Repairs and Alterations.
A.

Tenant's Repair Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

B.

Landlord's Repair Obligations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

C.

Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; and evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

X. Use of Electrical Services by Tenant.
A.

Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided in Section X.B. for excess usage). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 50% of any savings obtained by Landlord.

B.

Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, the electrical standard for the Building. For purposes hereof, the "electrical standard" for the Building shall mean 5.5 watts per square foot of net usable floor area in the Premises. As of the date hereof, Landlord does not have any knowledge that Tenant's current use of electrical service in the Premises exceeds the Building "electrical standard". If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI. Entry by Landlord.

Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally to the entity occupying the Premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises. However, the foregoing shall not require Landlord to perform work after Normal Business Hours unless Tenant agrees to reimburse Landlord for the extra cost incurred in connection with such work which exceeds the cost for such work which would have been incurred had it been performed during Normal Business Hours.

XII. Assignment and Subletting.
A.

Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

B.

As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 30 days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet; provided, however, Landlord shall not have the right to terminate this Lease in the event of a Permitted Transfer, as defined below in this Article XII, or in the event of an assignment of this Lease to an entity that uses the Premises for the operation of a full service banking institution and for no other use. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord's notice of intent to terminate, may withdraw its request for consent to the Transfer. In that event, Landlord's election to terminate the Lease shall be null and void and of no force and effect. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

Notwithstanding the above, if Landlord would be entitled to terminate this Lease with respect to all or any portion of the Premises in connection with a proposed Transfer, Tenant, prior to entering into a sublease or assignment, shall have the right to advise Landlord (the "Prior Notice") of its intention to sublet the Premises or assign this Lease. In the Prior Notice, Tenant shall describe whether Tenant intends to assign its interest under the Lease or whether Tenant intends to sublease all or a portion of the Premises (and the portion of the Premises Tenant intends to sublease), and the expected effective date of the proposed assignment or sublease. Landlord, by providing notice within 60 days after receipt of the Prior Notice, shall have the right to terminate this Lease, effective as of the effective date set forth in the Prior Notice, with respect to the Premises, if Tenant intends to assign its interest under the Lease, or with respect to the space that Tenant intends to sublet if Tenant intends to sublease all or a portion of the Premises. If Landlord fails to exercise its right to terminate within 60 days after the Prior Notice, then, for the next 6 months thereafter, the period of time in which Landlord may elect to terminate in connection with a proposed assignment or subletting of the space described in the Prior Notice shall be shortened from 30 days to 15 days. The period of time for Landlord to grant or withhold consent, however, shall not be deemed shortened.

C.

Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess). However, by accepting any such payments directly from the subtenant, whether as a result of the foregoing or otherwise, Landlord does not waive any claims against the Tenant hereunder or release Tenant from any obligations under this Lease, nor recognize the subtenant as the tenant under the Lease.

D.

Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange or the NASDAQ Stock Market, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

E.

Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the Permitted Use does not allow the Premises to be used for retail purposes; and (5) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

XIII. Liens.

Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant or Tenant's subtenant. If a lien is so placed, Tenant shall, within 10 days after the date Tenant becomes aware of the filing of the lien or within 10 days of notice from Landlord of the filing of the lien, whichever is first, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. Unless Landlord gave Tenant notice of the lien, Tenant shall promptly give Landlord notice of the lien after becoming aware of same. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

XIV. Indemnity and Waiver of Claims.

A.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

B.

Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

C.

Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV. Insurance.

Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain the following insurance ("Landlord's Insurance"), the premiums of which will be included in Expenses: (1) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; (2) All Risk Property Insurance on the Building at replacement cost value; (3) Worker's Compensation insurance as required by the state in which the Building is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

XVI. Subrogation.

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII. Casualty Damage.
A.

If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 60 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord plus the deductible (other than with respect to an earthquake damage claim) applicable to the insurance claim in question. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

B.

If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

XVIII. Condemnation.

Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord and Tenant shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

XIX. Events of Default.
Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

A.	Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 5 days after written notice to Tenant ("Monetary Default").

B.

Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

C.	Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

D.	The leasehold estate is taken by process or operation of Law.

E	In the case of any ground floor or retail Tenant, Tenant does not take possession of, or abandons or vacates all or any portion of the Premises.

F.	Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including, without limitation, any lease or agreement for parking.

XX. Remedies.
A.

Upon any default, Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

1.

Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

2.

Terminate Tenant's right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article XII.

3.

In lieu of calculating damages under Sections XX.A.1 or XX.A.2 above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. Notwithstanding the above, if Landlord relets the Premises for a term (the "Relet Term") that extends past the Termination Date of this Lease (without consideration of any earlier termination pursuant to this Article XX), the Costs of Reletting which may be included in Landlord's damages under this Lease shall be limited to a prorated portion of the Costs of Reletting, based on the percentage that the length of the Term remaining on the date Landlord terminates this Lease or Tenant's right to possession bears to the length of the Relet Term. For example, if there are 2 years left on the Term at the time that Landlord terminates possession and, prior to the expiration of the 2 year period, Landlord enters into a lease with a Relet Term of 10 years with a new tenant, then only 20% of the Costs of Reletting shall be included when determining Landlord's damages.

B.

Unless expressly provided otherwise in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4% per annum. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

XXI. Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

XXII. No Waiver.

Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII. Quiet Enjoyment.

Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV. Relocation.
Intentionally Omitted.

XXV. Holding Over.

Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term, to create a tenancy-at-will under applicable law, or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant that Landlord has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant's holdover, then Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI. Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

Notwithstanding the foregoing in this Article to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

XXVII. Attorneys' Fees.

If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

XXVIII. Notice.

If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of hand delivery, may be deemed "actually delivered" by posting same on the exterior door of the Premises or Landlord's management office, as the case may be) or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

XXIX. Excepted Rights.

This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

XXX. Surrender of Premises.

At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property without liability to Landlord. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

XXXI. Miscellaneous.
A.

This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

B.	Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

C.	Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

D.

Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

E.

Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

F.

Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Lease.

G.

Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

H.

Time is of the essence with respect to payment of Rent and Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

I.

The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A, IV.B., VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

J.

Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

K.

All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

L.

Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

M.	Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

XXXII. Entire Agreement.

This Lease, including the following exhibits and attachments, which are hereby incorporated into and made a part of this Lease, constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises), Exhibit A-1 (Banking Driveway), Exhibit A-2 (ATM Space), Exhibit B (Rules and Regulations), Exhibit C (Commencement Letter -- Intentionally Omitted), Exhibit D (Work Letter Agreement, if required), Exhibit E (Additional Provisions, if required), Exhibit F (Partial List of Tenant's Property) and Exhibit G (Legal Description).

Landlord and Tenant have executed this Lease as of the day and year first above written.
LANDLORD:

EOP-PACES LIMITED PARTNERSHIP, a Delaware limited partnership

By: EOP-Paces GP, L.L.C., a Delaware limited liability company, its general partner

By: EOP-161 Clark Street Limited Partnership, a Delaware limited partnership, its sole member

By: EOP-161 Clark Street GP, L.L.C., a Delaware limited liability company, its general partner

By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

By: Equity Office Properties Trust, a Maryland real estate investment trust, its general partner

By: _/s/ Donald E. Huffner__

Name: _ Donald E. Huffner_

Title: Senior V.P.______

Atlanta Region____

TENANT:

THE SUMMIT NATIONAL BANK, a national banking association

By: ____/s/ Gary McClung_________________________

Name: ____Gary McClung_________________________

Title: ____Exec. Vice Pres._________________________

EXHIBIT A

PREMISES

This Exhibit is attached to and made a part of the Lease by and between EOP-PACES LIMITED PARTNERSHIP ("Landlord") and THE SUMMIT NATIONAL BANK ("Tenant") for space in the Building located at 2727 Paces Ferry Road, N.W., Atlanta, Georgia.

LOBBY
LOBBY
SUMMIT BANK
NEW DEMISING PARTITION

1 FLOOR PLAN

N.T.S.

(Floor Plan)

EXHIBIT A-1

BANKING DRIVEWAY

This Exhibit is attached to and made a part of the Lease by and between EOP-PACES LIMITED PARTNERSHIP ("Landlord") and THE SUMMIT NATIONAL BANK ("Tenant") for space in the Building located at 2727 Paces Ferry Road, N.W., Atlanta, Georgia.

PHASE I
4.690 ACRES
LAND LOT
RECORD: N03°35'05"E
N03°34'13"E
PLAZA
ACCESS EASEMENT
FIFTEEN STORY
ROCK & GLASS
BUILDING
S14°18'16"E
35.97'
MONITORING WELL
CANOPY
ASPHALT
ACCESS EASEMENT
STOP SIGN
BRICK PAVING
FOUNTAIN
ASPHALT
SIGN
ROCK WALL
FLOOD LIGHT
ROCK WALL
123.0'
240.3'
218.8'

(Map)

EXHIBIT A-2

ATM SPACE

This Exhibit is attached to and made a part of the Lease by and between EOP-PACES LIMITED PARTNERSHIP ("Landlord") and THE SUMMIT NATIONAL BANK ("Tenant") for space in the Building located at 2727 Paces Ferry Road, N.W., Atlanta, Georgia.

(Floor Plan)

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4.

Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.

All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8.

Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

9.	Corridor doors, when not in use, shall be kept closed.

10.

Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.

Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.

15.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does not violate the lease of any other tenant in the Building.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19.

Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23.

Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24.

The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT C

COMMENCEMENT LETTER

INTENTIONALLY OMITTED

EXHIBIT D

WORK LETTER

This Exhibit is attached to and made a part of the Amendment by and between EOP-PACES LIMITED PARTNERSHIP ("Landlord") and THE SUMMIT NATIONAL BANK ("Tenant") for space in the Building located at 2727 Paces Ferry Road, N.W., Atlanta, Georgia 30339.

As used in this Workletter, the "Premises" shall be deemed to mean the Premises, as initially defined in the attached Amendment.

1.

Landlord shall perform improvements to the Premises in accordance with the plans prepared by The Preston Partnership, dated November 14, 2001, as revised on April 16, 2002 (the "Plans"). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Landlord's sole cost and expense (subject to the terms of Section 2 below) using Building standard methods, materials and finishes. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment).

2.

If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant's sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions in the Plans, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Plans. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Plans. If such revisions result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord.

3.

Tenant acknowledges that the Landlord Work may be performed by Landlord in the Premises during Normal Business Hours prior to or subsequent to the Extension Date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Extension Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

4.

This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

EXHIBIT E

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between EOP-PACES LIMITED PARTNERSHIP ("Landlord") and THE SUMMIT NATIONAL BANK ("Tenant") for space in the Building located at 2727 Paces Ferry Road, N.W., Atlanta, Georgia.

I.	PARKING.

A.

During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of 15 unreserved parking spaces and 8 reserved spaces (collectively, the "Spaces") in, or on the roof of, the Building garage ("Garage") for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above. The reserved Spaces shall be located on the Plaza Level deck and shall be assigned and reserved for the use of Tenant's customers during the hours Tenant is open for business.

B.

During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Article IV of the Lease, the sum of $0.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, and the sum of $50.00 per month, plus applicable tax thereon, if any, for each reserved Space leased by Tenant hereunder. After the initial Term, such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage.

C.

Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Garage and surface parking areas serving the Building shall be on an unreserved, first-come, first-served basis.

D.

Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

E.

Landlord shall have the right from time to time to designate the location of the unreserved Spaces and to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

F.

Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

G.

Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas, if any.

H.

Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

I.

Landlord may elect to provide parking cards or keys to control access to the Garage or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

J.

Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Garage ("Garage Operator"). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Garage Operator and pay the Garage Operator the monthly charge established in Section I.B. of this Exhibit E, and Landlord shall have no liability for claims arising through acts or omissions of the Garage Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Garage Operator may change from time to time during the Lease Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Garage Operator shall be freely assignable by such Garage Operator or any successors thereto.

K.

Landlord agrees to mark and post the reserved Spaces for use only by the customers of Tenant's banking business, but such exclusive use of the "reserved" Spaces by the customers of Tenant's banking business shall be applicable only during the hours Tenant is open for business to the public. Landlord shall police and enforce the posted limitations and rules regarding the use of such reserved Spaces, including, without limitation, towing of vehicles illegally parking therein. Tenant authorizes Landlord to cause any such illegally parked car to be towed from the building parking areas. The Landlord agrees to cooperate and work closely with the Tenant concerning the removal of illegally parking vehicles in reserved Spaces, for which a monthly rent is paid.

II. RENEWAL OPTION.
A.

Grant of Option; Conditions. Tenant shall have the right to extend the Term (the "Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the Term and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:

1.

Landlord receives notice of exercise ("Initial Renewal Notice") not less than 9 full calendar months prior to the expiration of the Term and not more than 12 full calendar months prior to the expiration of the Term; and

2.

Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.

No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease or pursuant to a Transfer (as defined in Article XII.A.) to which Landlord has consented so long as said transferee continues to use the Premises for the operation of a full service banking institution and for no other use) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.

The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease or pursuant to a Transfer (as defined in Article XII.A.) to which Landlord has consented so long as said transferee continues to use the Premises for the operation of a full service banking institution and for no other use) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Renewal Term.

1.

The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

2.

Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Premises during the Renewal Term in accordance with the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Expenses and Taxes and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

C.

Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. If Landlord and Tenant fail to agree upon the Prevailing Market rate within such fifteen (15) day period, Tenant, by written notice to Landlord (the "Arbitration Notice") within five (5) days after the expiration of such fifteen (15) day period, shall have the right to have the Prevailing Market rate determined in accordance with the following procedures. If Tenant fails to exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

D.

Arbitration Procedure. If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the Northwest area of Atlanta, Georgia, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Renewal Term. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the seven day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the appraiser shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Renewal Term. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate has not been determined by the commencement date of the term for the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect for initial Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Renewal Term shall be retroactively adjusted to the commencement of the term for the Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

E.

Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Extended Term, Extended Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.

Definition of Prevailing Market. For purposes of this Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Northwest Atlanta area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

III.

SECURITY SYSTEM. Tenant acknowledges that Landlord, at Tenant's request, has installed a security monitoring system for Tenant's use in addition to base building Security System and that such monitoring system has been installed solely for the benefit of Tenant.

IV.	OTHER BANKS IN BUILDING.

A.

To the extent Landlord is not prohibited by any existing or future Law, and provided Tenant is not in default under this Lease, Landlord covenants not to enter into a lease agreement for space in the Building (hereinafter defined) with a Competitor (as hereinafter defined) for a term scheduled to commence during the Term of this Lease. If Landlord enters into a lease for space within the Building with a Competitor for a term that commences during the Term of this Lease, and Tenant is not in default under this Lease, then, in lieu of the Base Rent provided in Section I.D. of this Lease, commencing on the date of the opening for business of such Competitor, Tenant shall pay to Landlord substitute rent ("Substitute Rent") equal to fifty percent (50%) of the Base Rent due under this Lease until the earlier to occur of (i) the Competitor closes its business; (ii) the Competitor's lease terminates; (iii) the Competitor's primary use is no longer the Subject Primary Use (as hereinafter defined); or (iv) Tenant's primary use is no longer the Subject Primary Use, at which time the Substitute Rent Period shall end and Tenant shall again pay to Landlord Base Rent as provided in Section I.D. of this Lease. Any period in which Tenant shall pay Substitute Rent shall be deemed a Substitute Rent Period. Notwithstanding anything to the contrary contained herein, this Section IV.A. shall be null and void from and after the date, if any, on which Tenant ceases to operate a banking institution in the Premises for a period of three consecutive months or more (other than a closure due to repairs, remodeling or fire or other casualty).

B.

For purposes of this Section IV, a "Competitor" shall mean any tenant in the Building (i) whose lease or other agreement with Landlord (collectively, an "Occupancy Agreement") is dated on or after the date of this Lease and (ii) whose primary use is the operation of a commercial bank, savings bank, savings and loan association, credit union or similar banking facility if such commercial bank, savings bank, savings and loan association, credit union or similar banking facility will have banking counters or teller windows for accepting deposits and loan payments and cashing checks for retail banking customers on a walk-in basis or whose primary use is a federally or state chartered commercial bank, consumer banking services similar to those offered by commercial retail banks in the Atlanta, Georgia area as "private" or "professional" banking (the "Subject Primary Use"). Competitor shall not in any event include: (a) a tenant open for business on the date of this Lease or any assignee or sublessee of any such tenant or any renewal or extension of the Occupancy Agreement of such tenant, or (b) a tenant whose Occupancy Agreement is dated prior to the date of this Lease or any assignee or sublessee of any such tenant or any renewal or extension of the Occupancy Agreement of such tenant, or (c) a tenant who has been permitted to assume an Occupancy Agreement or otherwise operate its business in the Building based upon or as a result of a bankruptcy, insolvency or similar action or (d) any tenant operating any freestanding ATM machine installed within the leased premises in the Building or (e) any credit union operations which are ancillary to other business operations in the Building within the leased premises of a tenant in the Building of such tenants. For purposes of this Section, "Building" shall mean the building commonly known as One Paces West which is more particularly described on the legal description attached hereto as Exhibit G but shall not include any other buildings in the complex commonly known as Paces West.

V.

MONUMENT SIGN PANEL. So long as Tenant is not in default hereunder, Tenant shall be permitted to maintain a panel on Landlord's monument sign. Notwithstanding the foregoing, however, Tenant's signage rights set forth in this Section V shall be null and void from and after the date, if any, on which Tenant ceases to operate a banking institution in the Premises for a period of three consecutive months or more (other than a closure due to repairs, remodeling or fire or other casualty). Tenant shall be responsible for repairs or replacements of the panel. Tenant shall commence all repairs to the panel within five (5) days after the occurrence of said damage.

VI.

BANKING DRIVEWAY. Landlord and Tenant acknowledge the existence of a banking driveway for the purpose of permitting vehicular access by Tenant's banking customers to the exterior banking teller window along the westerly exterior façade of the building together with a canopy over the teller window area. Tenant shall have the right, at Tenant's sole cost and expense, to install new directional signage for the banking driveway provided that any such signage shall be subject to the review and approval of Landlord and local governing authority. The costs of maintaining and repairing the banking driveway and the landscaping adjoining same shall be included in Expenses under this Lease except that Tenant shall be responsible for the cost of any seal coating applied to the banking driveway. Any electric current consumed in connection with the lighting of the banking driveway and the operation of any equipment shall, for purposes of the reimbursement provisions of this Lease, be deemed to be consumed by Tenant in the Premises. Tenant shall be solely responsible for the costs of maintaining and repairing the canopy. The banking driveway shall, for purposes of Sections XIV.A., XIV.B., XV and XVI of this Lease, be deemed a part of the Premises. Notwithstanding anything to the contrary contained herein, in the event Tenant ceases to operate a banking institution in the Premises for a period of three consecutive months or more (other than a closure due to repairs, remodeling or fire or other casualty), Tenant shall remove the drive-through window and bay equipment to the reasonable satisfaction of Landlord.

VI.	ATM Machine.

A.

Landlord leases to Tenant and Tenant accepts the space located in the Building lobby as depicted on Exhibit A-1 (the "ATM Space") for Tenant's operation of an ATM (as defined below) during the Term of this Lease. Landlord (as part of the Landlord Work as defined in Exhibit D attached hereto) shall remove and dispose of Tenant's ATM existing in the exterior of the Building as of the date hereof. Tenant, at its sole cost and expense, shall purchase and install a new ATM in the Building lobby in the ATM Space.

B.

"Permitted Use": The ATM Space shall be used only for the operation of one automatic teller machine ("ATM") for dispensing cash; processing withdrawals, deposits, transfers and advances; facilitating inquiries and requests about a user's account; and such other transactions as are normally conducted by ATMs that are (i) located in the lobbies of office buildings comparable to the Building in the Northwest Atlanta area and (ii) owned by other national banking institutions; provided such other transactions do not conflict with any exclusive use covenant granted by Landlord to any other tenant or occupant of the Building and do not constitute a disturbance to other tenants in the Building or injure the reputation of the Building, as determined by Landlord in its reasonable discretion. The ATM Space shall be used for no other use or purpose whatsoever.

C.

The ATM to be installed by Tenant in the ATM Space shall be subject to Landlord's reasonable approval and Tenant, at its expense, shall prepare and deliver to Landlord for Landlord's approval a set of final plans and specifications for such ATM. Tenant's construction and installation of the ATM or any improvements in the surrounding area shall be performed in accordance with Laws and shall otherwise be in accordance with the terms of Section IX.C. of the Lease.

D.

Landlord agrees to furnish Tenant electricity to the ATM Space only in accordance with and subject to the terms and conditions in this Lease. Landlord's failure to furnish, or any interruption or termination of electrical services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event or cause shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent nor relieve Tenant from the obligation to fulfill any covenant or agreement under this Lease. Any electric current consumed in connection with the operation of the ATM and related equipment shall, for purposes of the reimbursement provisions of this Lease, be deemed to be consumed by Tenant in the Premises. Tenant's use of electrical service in connection with the ATM or the ATM Space shall not exceed, either in voltage, rated capacity, or overall load, that which Landlord deems to be standard for the Building, although it is understood that electricity shall be supplied to the ATM 24 hours a day, 7 days a week, subject to the other terms and provisions of this Lease.

E.

The ATM shall be owned by Tenant. At all times during the Term, as same may be extended, Tenant, at its cost, shall maintain in good, clean, safe and working condition, the ATM, the ATM Space and the areas surrounding the ATM Space, including, without limitation, all equipment and fixtures installed which exclusively serve the ATM or the ATM Space. All such repairs and maintenance shall be performed in accordance with the terms of Section IX.A. of the Lease. Tenant shall not make alterations, additions or improvements to the ATM, ATM Space or other portions of the Building affecting the ATM without first obtaining the written consent of Landlord in each instance, which consent may be withheld at Landlord's sole and absolute discretion. Tenant shall keep the ATM in operation at least during Normal Business Hours.

F.

All terms and provisions of the Lease shall be applicable to the ATM and the ATM Space, including, without limitation, Article XII (Assignment and Subletting), Article XIV (Indemnity and Waiver of Claims) and Article XV (Tenant's Insurance), except as specifically described otherwise in this Section VI and except that Landlord shall not supply air-cooling, heat, water, janitorial service, cleaning, passenger or freight elevator service or window washing to the ATM or the ATM Space and Tenant shall not be entitled to any work allowances, rent credits, expansion rights or renewal rights with respect to the ATM unless such concessions or rights are specifically provided for herein with respect to the ATM. Landlord shall not be liable for any theft or damage to the ATM or any items or materials with respect to the ATM.

G.

Tenant, at its expense, shall maintain all permits and licenses and observe and comply with all Laws relating to the ATM. Tenant shall provide all security measures for the ATM which are customary for an automatic teller machine similar to the ATM described herein, including without limitation, adequate lighting. Tenant shall comply with all Laws and regulations as they pertain to safety for operation of ATM facilities, to the extent applicable, and any other applicable statutes, laws or regulations, including governmental restrictions.

H.

Upon expiration or sooner termination of the Term, Tenant agrees to remove the ATM and related improvements and restore the affected area to the condition prior to installation of the ATM, reasonable wear and tear excepted, at Tenant's expense, and the terms and provisions of Article VIII of this Lease shall apply with respect to Tenant's removal, repair and restoration obligations described in this Section H.

VII.

TERMINATION OF EXISTING LEASE. Landlord (as successor in interest to ZML -- Paces Limited Partnership), as landlord, and Tenant, as tenant, are currently landlord and tenant under that certain lease dated June 16, 1995 (the "Existing Lease") demising the Premises. The Existing Lease currently is scheduled to expire by its terms on June 30, 2002, which is the day immediately preceding the Commencement Date of this Lease (the "Existing Lease Termination Date"). Tenant shall remain liable for all monthly base rent, additional rent and other sums coming due under the Existing Lease up to and including the Existing Lease Termination Date, even if such sums are billed subsequent to the Existing Lease Termination Date. The termination of the Existing Lease shall be effective without further documentation, provided that Tenant, upon request from Landlord, shall enter into an amendment to the Existing Lease to document such early termination.

EXHIBIT F

PARTIAL LIST OF TENANT'S PROPERTY

In addition to any Required Removables specified by Landlord and any other items of Tenant's Property, the following personal property, fixtures and equipment shall be removed by Tenant at the expiration or earlier termination of the Lease or Tenant's right to possession and any damage caused by such removal shall be repaired to the reasonable satisfaction of Landlord:

a.	All furniture, art, movable equipment (proof machines, copiers, computer equipment, teller machines, phone equipment, mail machines, file cabinets, appliances, etc.), plants and supplies;

b.	Drive-through window and bay equipment;

c.	Vault and vault door;

d.	Safe deposit boxes;

e.	Security equipment;

f.	Undercounter teller drawers; banking counters and teller windows;

g.	After hour depository; and

h.	ATM machine and attachments.

EXHIBIT G

LEGAL DESCRIPTION
All that tract or parcel of land lying and being in Land Lot 885, 17th District, 2nd Section, Cobb County, Georgia and being more particularly described as follows:

Beginning at an iron pin marking the point where the West Line of Land Lot 885 intersects the Northerly Right of Way of Paces Ferry Road, running thence N 03-35-05 E 785.04 feet along the West line of Land Lot 885 to an iron pin; thence running S 36-40-00 E 39.02 feet to a point; thence S 00-23-55 E 194.18 feet to a point; thence N 89-35-05 E 263.36 feet to a point; thence S 00-23-54 E 273.22 feet to a point; thence running N 89-36-06 E 10.00 feet to a point; thence S 00-23-54 E 62.50 feet to a point; thence S 16-10-26 E 36.34 feet to an iron pin; thence S 12-49-43 E 58.48 feet to an iron pin; thence running S 01-39-16 E 173.56 feet to an iron pin located on the Northerly Right of Way of Paces Ferry Road; running thence Northwesterly along the Northerly Right of Way of Paces Ferry Road (80' R/W) and following the curvature thereof an arc distance of 294.04 feet (said arc having a radius of 1517.58 feet and being subtended by a chord of N 85-01-07 W 293.58 feet) to a point; thence N 79-32-51 W 86.50 feet to an iron pin and the Point of Beginning. Said Parcel containing 4.678 acres of land as shown on a plat prepared by Melvin H. Pair & Assoc. dated 5/17/84 last revised 9/3/85.